SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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ENETPC, INC.
(Name of registrant as Specified in its Charter)

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ENETPC, INC.
11974 Portland Avenue
Burnsville, Minnesota 55337
(952) 890-2362

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 30, 2004

Dear Shareholders:

A special meeting of shareholders of ENETPC, INC., a Minnesota corporation (the "Company"), will be held on November 30, 2004 at 10:00 a.m. local time, at 11974 Portland Avenue, Burnsville, Minnesota 55337 for the following purposes:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

a. To increase the authorized capital stock of the Company to 2,020,000,000 shares, of which 2 billion shares will relate to Common Stock and 20 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

b. To amend Article I of the Articles of Incorporation to read as follows: "The name of this corporation is BDC Capital, Inc"; and

Only shareholders of record at the close of business on November 1, 2004 will be entitled to receive this Information Statement and notice of the special meeting or any adjournment or postponement thereof. Principal shareholders who, as of the record date, will collectively hold in excess of 50% of the company's 3,939,000 outstanding shares entitled to vote on the proposal have indicated that they will vote in favor of the proposal. As a result, the proposal should be approved without the affirmative vote of any other shareholders of the company. This action is expected to be taken as soon as practical from the mailing of this information statement.

By Order of the Board of Directors,

/s/Richard A. Pomije Richard A. Pomije Chief Executive Officer

Burnsville, Minnesota
November 1, 2004

ENETPC, INC.
11974 PORTLAND AVENUE
BURNSVILLE, MN 55337
INFORMATION STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 30, 2004
INTRODUCTION

This Information Statement is being furnished to the shareholders of ENETPC, INC., a Minnesota corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on November 30, 2004 at 11974 Portland Avenue, Burnsville, Minnesota 55337 at 10:00 a.m. local time. Only shareholders of record at the close of business on November 1, 2004 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about November 10, 2004.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

a. To increase the authorized capital stock of the Company to 2,020,000,000 shares, of which 2 billion shares will relate to Common Stock and 20 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

b. To amend Article I of the Articles of Incorporation to read as follows: "The name of this corporation is "BDC Capital, Inc"; and

Richard Pomije (the Chief Executive Officer), controls shares (75%) of the Company's issued and outstanding shares of Common Stock and intends to vote to approve the proposal described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 11974 Portland Avenue, Burnsville, Minnesota 55337.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

a)     AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED COMMON AND PREFERRED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 2,020,000,000 shares, 2 billion of which will relate to Common Stock and 20 million of which will relate to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or preferred stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

b)     AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the name of the Company to "BDC Capital, Inc". The Board of Directors believes that the name change is in the Company's best interests in that it more accurately reflects the intended business operations of the Company.

Effect: There is no immediate effect of changing the name of the Company.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

The current authorized capital stock of the Company consists of 4,000,000 shares of common stock, par value $0.01 per share. As of October 28, 2004, the Company had 3,939,000 shares of common stock outstanding. Each share of the Company's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Holders of the Company's common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission. Following the actions contemplated herein, the Company will have 2 billion shares of common stock authorized.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED STOCK

As of the Record Date, the Company has no shares of preferred stock authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 28, 2004, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 11974 Portland Avenue, Burnsville, Minnesota 55337.

Name and Address --------------------------	Number of Shares Beneficially Owned ------------------------	Class ------------------	Percentage of Class ----------------
Richard A. Pomije Chief Executive Officer	2,949,440	Common	75%

Joe Whitney Director	100,000	Common	3%

Jason Willits Director	-0-	Common	*

Pierce McNally Director	4,000	Common	*

Jeff Mills Director	200,000	Common	6%

All directors and executive officers as a group (5 persons)	3,253,440	Common	84%

    * Indicates an amount less than 1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 3,939,000 shares of common stock outstanding as of October 28, 2004.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

- The Company's Annual Report on Form 10-KSB for the year ended February 29, 2004.
- The Company's Quarterly Report on Form 10-QSB for the three months ended August 31, 2004.

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 11974 Portland Avenue, Burnsville, MN 55337, or by telephone at (952) 890-2362. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

/s/Richard A. Pomije Richard A. Pomije Chief Executive Officer

November 1, 2004

EXHIBIT A

AMENDMENT TO THE ARTICLES OF INCORPORATION OF
ENETPC, INC.

The amendment to the Company's Articles of Incorporation shall be filed with the Minnesota Secretary of State so that the Article I of the Articles of Incorporation shall be as follows:

"The name of the Corporation shall be "BDC Capital, Inc"

Article VI of the Articles of Incorporation shall be amended to read as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is 2,020,000,000 which shall consist of 2,000,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 20,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock").

The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

    (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

    (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

    (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

    (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

    (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

    (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

    (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation."